Exhibit 4.2       Form of Series Supplement.






                    PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST




                                SERIES SUPPLEMENT

                                      among

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                           as Securities Intermediary





                           Dated as of March __, 1998

                  SERIES 1998 TRV-C1 SUPPLEMENT, dated as of March __, 1998 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and as Securities Intermediary.


                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and among the Depositor, the Trustee and the Securities Intermediary, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

                  WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and among the Depositor, the Trustee and the Securities Intermediary as follows:

                  Section 1. Incorporation of Standard Terms. (a) All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard

Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Certificates": The Certificates issued in a stated amount of $10 each, entitled to receive on each Distribution Date until the Final Scheduled Distribution Date, distributions at a rate of 7.75% per annum on the stated amount of such Certificates.

                  "Closing Date": March __, 1998.

                  "Collection Period": (i) With respect to each June 1 Distribution Date, the period beginning on the day after the December 1 Distribution Date of the previous year and ending on such June 1 Distribution Date, inclusive, except for the June 1, 1998 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such June 1, 1998 Distribution Date, inclusive and (ii) with respect to each December 1 Distribution Date, the period beginning on the day after the June 1 Distribution Date of that year and ending on such December 1 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to
Section 9(c) hereof.

                  "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date": ________ __, 1998.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date": June 1 and December 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on June 1, 1998 and ending on the Final Scheduled Distribution Date.

                  "Distribution Election": Upon notice of the events set forth in Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (i) of such Section.

                  "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be [A-1+] by S&P and [P1] by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

                  "Final Scheduled Distribution Date": December 1, 2036.

                  "Fixed Pass-Through Rate": 7.75% per annum.

                  "Optional Exchange Date": Any Distribution Date.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at [$2,000] per annum (payable in semi-annual installments of [$1,000]).

                  "Pass-Through Rate": The Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses": Zero (0).

                  "Prospectus Supplement": The Prospectus Supplement, dated March __, 1998, relating to the Certificates.

                  "Rating Agency": Moody's and S&P.

                  "Record Date": The day immediately preceding each Distribution Date.

                  "Series": Public STEERS(R) Trust Certificates, Series 1998 TRV-C1.

                  "Underlying Securities": The 25,000 7 3/4% Trust Preferred Securities (liquidation value $1,000 per Trust Preferred Security) issued by the Underlying Securities Issuer, as described in Schedule I hereto.

                  "Underlying Securities Guarantor": Travelers Group Inc., a Delaware corporation.

                  "Underlying Securities Issuer": Travelers Capital II, a Delaware statutory business trust.

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"

                  "Advance"

                  "Allocation Ratio"

                  "Calculation Agent"

                  "Credit Support"

                  "Credit Support Instrument"

                  "Credit Support Provider"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Notional Amount"

                  "Related Assets"

                  "Reserve Account"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "Public STEERS(R) Series 1998 TRV-C1 Trust". The Certificates evidencing certain undivided ownership interests therein shall be known as the "Public STEERS(R) Trust Certificates, Series 1998 TRV-C1".

                  (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $10 (the "Authorized Denomination") and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

                  (c) On each Distribution Date, commencing on June 1, 1998 and ending on the Final Scheduled Distribution Date (or such earlier date if the maturity of the Underlying Securities is advanced), the Certificates will be entitled to receive distributions at a rate of 7.75% per annum on the stated amount of the Certificates.

                  (d) On the Final Scheduled Distribution Date, the Certificates will be entitled to a distribution of the stated amount of such Certificates.

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

                  Section 5. Distributions. On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                  (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, to the Certificateholders, distributions accrued during the related Collection Period at the rate of 7.75% per annum on the stated amount of such Certificates and distributable on such Certificates on such Distribution Date;

                  (iii) third, to the Certificateholders, if available, any additional distribution owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                  (iv) fourth, to the Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the stated amount of the Certificates;

                  (v) fifth, to the Trustee, the Ordinary Expenses; and

                  (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

                  Section 6. Trustee's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  Section 7.   Optional Exchange.  [Intentionally Omitted]

                  Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the Holders of Certificates representing the Required Percentage--Removal.

                  (g) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY  10281
                  Attention:        Frank D. Ronan
                  Telephone:        (212) 449-6177
                  Facsimile:        (212) 449-9054

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:        Corporate Trust Department
                                    -- Public STEERS(R), Series 1998 TRV-C1
                  Telephone:        (212) 852-1667
                  Facsimile:        (212) 852-1625

                  If to the Securities Intermediary, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:        Corporate Trust Department
                                    -- Public STEERS(R), Series 1998 TRV-C1
                  Telephone:        (212) 852-1667
                  Facsimile:        (212) 852-1625

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street 21W
                  New York, New York  10007
                  Attention:        CBO/CLO Monitoring Department
                  Telephone:        (212) 553-1494
                  Facsimile:        (212) 553-0355

                  and to:

                  Standard & Poor's
                  26 Broadway
                  New York, New York  10004
                  Attention:        Structured Finance Surveillance Group
                  Telephone:        (212) 208-1191
                  Facsimile:        (212) 208-0030

                  Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Certificateholders and (ii) the Final Scheduled Distribution Date. To the extent that the provisions of this Section 13 conflict with Section 9.01 of the Standard Terms, the latter shall control.

                  Section 14. Sale of Underlying Securities, Tax Event, Optional Redemption.

                  (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) If the Underlying Securities Guarantor exercises its right to an Optional Redemption of the Underlying Securities in whole or in part on or after December 1, 2006, or at any time upon the occurrence a Tax Event, the Call Terms are as follows:

                  (i) the Certificates of each Holder shall be subject to the Call Right to the extent of the ratio of (A) the principal amount of the Underlying Securities subject to the Optional Redemption over (B) the aggregate Certificate Principal Balance of the Certificates Outstanding;

                  (ii) the Call Date shall be the earliest practicable date following notice to the Trustee of an Optional Redemption by the Underlying Securities Guarantor or the Underlying Securities trustee; and

                  (iii) the Call Price for any exercise of the Call Right in connection with an Optional Redemption shall be the redemption price paid by the Underlying Securities Guarantor in accordance with the terms of the Underlying Securities Indenture.

                  Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders without the consent of 100% of such Certificateholders; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted that would adversely affect in any material respect the interests of the Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 15.

                  Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders and the Rating Agencies of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by all of the outstanding Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.



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                                       12

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                    Merrill Lynch Depositor, Inc.,
                                      as Depositor


                                    By: _______________________________
                                        Name:
                                        Title:


                                    United States Trust Company of New York,
                                      as Trustee

                                    By: _______________________________
                                        Name:
                                        Title:


                                    United States Trust Company of New York,
                                      as Securities Intermediary

                                    By: _______________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE I

             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 TRV-C1
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                  7 3/4% Trust Preferred Securities.

Underlying Securities [Indenture]:      The declaration of trust dated as of
                                        September 19, 1996, executed by the
                                        Underlying Securities Guarantor and the
                                        trustees of the Underlying Securities
                                        Issuer.

Underlying Securities Issuer:           Travelers Capital II, a Delaware
                                        statutory business trust.

Underlying Securities Guarantor:        Travelers Group Inc., a Delaware
                                        corporation.

Underlying Securities Trustees:         The Underlying Securities Guarantor and
                                        the trustees of the Underlying
                                        Securities Issuer.

Underlying Securities
CUSIP Number:                           893937AA0.

Underlying Securities
Original Issue Date:                    November 27, 1996.

Underlying Securities
Original Issue Price:                   $1,000.

Underlying Securities
Original Amount Issued:                 400,000 Trust Preferred Securities
                                        (liquidation amount $1,000 per Trust
                                        Preferred Security)

Underlying Securities
Listing:                                Listed on the New York Stock Exchange,
                                        Inc. under the symbol "TRV".

Underlying Securities
Registration:                           333-12439.

Amount of Underlying Securities
not Granted to the Trust:               375,000.

Underlying Securities
Maturity Date:                          December 1, 2036.

Underlying Securities
Principal Payment Date:                 December 1, 2036.

Underlying Securities
Distribution Rate:                      7 3/4% per annum.

Underlying Securities
Distribution Dates:                     June 1 and December 1, commencing June
                                        1, 1997.

Underlying Securities
Record Dates:                           One business day prior to the relevant
                                        payment dates.

Optional Redemption:                    On or after December 1, 2006 or at any
                                        time in certain circumstances upon the
                                        occurrence of a Tax Event (as defined in the Underlying Securities Prospectus), the Underlying Securities Guarantor may redeem the Underlying Securities in whole or in part, from time to time, on not less than 30 or more than 60 days' prior notice mailed to holders of the Underlying Securities at the redemption price set out in the Underlying Securities Prospectus.

Underlying Securities
Ranking and Guarantee:                  The Underlying Securities are guaranteed
                                        by the Underlying Securities Guarantor,
                                        but are subordinate and junior in right
                                        of payment to all present and future
                                        Senior Indebtedness (as defined in the
                                        Underlying Securities Prospectus) of the
                                        Underlying Securities Guarantor.

Underlying Securities
Collateral:                             None.

Underlying Securities
Amortization:                           None.

Underlying Securities
Accrual Periods:                        Semi-annual.

Underlying Securities
Authorized Denomination
and Specified Currency:                 $1,000

Underlying Securities
Rating as of Closing:                   ["Aa3"] by Moody's and ["A+"] by S&P.

Underlying Securities Form:             Book-entry security with DTC.

                                                                       EXHIBIT A

                       Standard Terms for Trust Agreements

                              (begins on next page)

                                                                       EXHIBIT B

                               Form of Certificate

                              (begins on next page)

XXXXXXXXXXXX
                                TRUST CERTIFICATE

No. ________                      $[          ]              CUSIP NO. [_______]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                  THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                  THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE DEPOSITED ASSETS (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

                    PUBLIC STEERS(R) SERIES 1998 TRV-C1 TRUST

                      PUBLIC STEERS(R) TRUST CERTIFICATES,

                               SERIES 1998 TRV-C1

                             [ ] TRUST CERTIFICATES

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of 25,000 7 3/4% Trust Preferred Securities (the "Underlying Securities") of Travelers Capital II, a statutory business trust formed under Delaware law (the "Underlying Securities Issuer"), and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Public STEERS(R) Series 1998 TRV-C1 Trust formed by the Depositor. Under the Trust Agreement, the Certificates are entitled to receive on each Distribution Date until December 1, 2036, the distributions, if any, received on the Underlying Securities, which will represent distributions at a rate of 7 3/4% per annum on the stated amount of the Certificates.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms"), among the Depositor, United States Trust Company of New York, a New York corporation, not in its individual capacity but solely as Trustee (the "Trustee"), and United States Trust Company of New York, a New York corporation, not in its individual capacity but solely as securities intermediary (the "Securities Intermediary"), as supplemented by the Public STEERS(R) Series 1998 TRV-C1 Supplement, dated as of March [__], 1998 (the "Supplement" and, together with the Standard Terms, the "Trust Agreement"), among the Depositor, the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "Public STEERS(R) Trust Certificates, Series 1998 TRV-C1, Trust Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, all as more fully specified in the Trust Agreement.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                             UNITED STATES TRUST COMPANY OF NEW
                                             YORK, not in its individual
                                             capacity but solely as Trustee


                                             By:  _________________________
                                                   Authorized Signatory





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates described in the Trust Agreement referred to herein.

                                             UNITED STATES TRUST COMPANY OF NEW
                                             YORK, not in its individual
                                             capacity but solely as Trustee


Dated:                                       By:  _________________________
                                                   Authorized Signatory

                            (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 662/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in minimum original stated amounts of $10 and integral multiples thereof.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee of the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

                  The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Certificates and (ii) December 1, 2036.

                  If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


__________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                             _____________________________*
                                             Signature Guaranteed:


                                             _____________________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                            OPTION TO ELECT EXCHANGE

         If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box: _

         If you wish to have less than all of this Certificate exchanged, state the amount:
$--------------------.

Date: _______________

Your Signature: _________________________
                 (Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:  ______________________________

                                                                       EXHIBIT C

                             Market Agent Agreement

                              (begins on next page)

                             MARKET AGENT AGREEMENT


                  MARKET AGENT AGREEMENT, dated as of March __, 1998 (the "Agreement"), by and between Merrill Lynch & Co. ("Merrill Lynch & Co.") and the Public STEERS(R) Series 1998 TRV-C1 Trust (the "Trust"), a New York trust created under the Standard Terms for Trust Agreements, dated as of the date hereof (the "Standard Terms"), among Merrill Lynch Depositor, Inc., as depositor (the "Depositor"), the United States Trust Company of New York, as trustee (the "Trustee"), and the United States Trust Company of New York, as securities intermediary (the "Securities Intermediary"), as amended and supplemented by the Series Supplement, dated as of the date hereof, among the Depositor, the Trustee and the Securities Intermediary (the Standard Terms, together with the Series Supplement, the "Trust Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement. This Agreement shall constitute the "Market Agent Agreement" as defined in the Trust Agreement.


                              W I T N E S S E T H:

                  WHEREAS, the Trust desires to retain Merrill Lynch & Co. to render certain services to the Trust in the manner and on the terms hereinafter set forth;

                  WHEREAS, Merrill Lynch & Co. is a recognized broker dealer meeting the qualifications for a Market Agent set forth in the Trust Agreement and desires to provide such services to the Trust on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Trustee has been directed to enter into and execute this Market Agent Agreement with Merrill Lynch & Co. as the initial Market Agent pursuant to Section 8.01 of the Standard Terms;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Merrill Lynch & Co. and the Trust hereby agree as follows:

                  Section 1. Duties of the Market Agent. The Trust hereby employs Merrill Lynch & Co. to act as the Market Agent for the Trust and to furnish to the Trust all of the services of the Market Agent set forth herein and in the Trust Agreement, including but not limited to acting on behalf of the Trust in connection with the sale and purchase of Underlying Securities as provided in the Trust Agreement. The Market Agent may solicit and accept bids from Certificateholders for the Underlying Securities. Merrill Lynch & Co. hereby accepts such employment and agrees during the term of the Certificates to render such services and to assume the obligations of the Market Agent under the Trust Agreement under the terms and conditions herein set forth.

                  Section 2. Compensation of Merrill Lynch & Co. The Depositor shall pay Merrill Lynch & Co. a fee as shall be separately agreed between the Depositor and Merrill Lynch & Co. It shall be the sole responsibility of the Depositor to pay such fee and the Trust shall have no obligation to compensate Merrill Lynch & Co. for the services it renders pursuant to the terms of this Market Agent Agreement, except that the Trust shall pay Merrill Lynch & Co. a fee for any sale of the Underlying Securities in an amount that is customary for such a sale at the time of such sale.

                  Section 3. Limitation of Liability of the Market Agent. The Market Agent shall not be liable in contract, tort or otherwise to the Trust for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

                  Section 4. Term of this Agreement. This Agreement, which shall be a binding agreement as of the date hereof and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, shall terminate upon the earlier to occur of (a) the termination of the Trust Agreement, (b) the removal of the Market Agent by the Trustee in accordance with the Trust Agreement or (c) 30 days after written notice of Merrill Lynch & Co.'s resignation as Market Agent is delivered to the Trustee.

                  Section 5. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 6. Notice Addresses. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, as set forth below and (b) if to the Trustee, as set forth in the Trust Agreement;

         If to Merrill Lynch & Co.:   Merrill Lynch & Co.
                                      World Financial Center
                                      New York, New York  10281
                                      Attention:  Frank D. Ronan
                                      Facsimile:  (212) 449-9054
                                      Telephone confirmation no.: (212) 449-6177

                  Section 7. Assignment. Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Trustee in accordance with the Trust Agreement.

                  The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an Affiliate of the Market Agent; provided, however, that such transfer and assignment shall be on the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such Affiliate just as fully and effectually as if such Affiliate had been the original party of the first part to this Agreement.

                  Section 8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state (without reference to choice of law doctrine).

                  Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding between Merrill Lynch & Co. and the Trust and supersedes any and all prior agreements and understandings between Merrill Lynch & Co. and the Trust relating to the subject matter hereof.

                  Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Section 11. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Market Agent Agreement as of the day and year first above written.



                                      MERRILL LYNCH & CO.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      UNITED STATES TRUST COMPANY OF
                                      NEW YORK, not in its individual capacity but as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: